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                                                       FILED PURSUANT TO
                                                       RULE 424(b)(3)
                                                       REGISTRATION NO. 33-65479

PROSPECTUS SUPPLEMENT
---------------------
(To Prospectus dated January 22, 1996)
(as supplemented by Prospectus Supplement dated January 24, 1996)

                           Tele-Communications, Inc.

           Tele-Communications, Inc. Series A TCI Group Common Stock
                               ($1.00 Par Value)

      Tele-Communications, Inc. Series A Liberty Media Group Common Stock
                               ($1.00 Par Value)
                               -----------------

        The following Selling Stockholder sold shares of the Company's Tele-Communications, Inc. Series A TCI Group Common Stock ("TCOMA") on the date, in the amount and at the price set forth below:

              On September 27, 1996, JAKL, Inc. sold 32,300 shares of TCOMA at $14.9375 per share.

        All 32,300 shares of TCOMA were sold by the Selling Stockholder mentioned above through Scudder Investor Services, Inc. to Instinet, a broker-dealer acting as agent. A commission of $.04 per share or a total of $1,292 was paid by the Selling Stockholder in connection with such sale.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

         The date of this Prospectus Supplement is September 30, 1996